UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2026

Praetorian Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43072	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 S Biscayne Blvd

PMB 1004 Suite #3200

Miami, Florida 33131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (754) 217-7160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	PTORU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	PTOR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	PTORW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2026, Praetorian Acquisition Corp. (the ‘Company’) implemented a planned leadership transition involving changes to the composition of its board of directors (the ‘Board’) and executive leadership, appointing a highly accomplished slate of directors and a Chief Financial Officer, as described below. Justin Di Rezze, M.D. will continue to serve as the Company’s Chief Executive Officer.

Director and Chief Financial Officer Departures

In connection with the planned leadership transition, on October 20, 2026, Nicole Seligman, Erica Dorfman and Alex Elias resigned as directors of the Company, effective October 20, 2026. Each of Ms. Seligman, Ms. Dorfman and Mr. Elias also served on the Audit Committee and Compensation Committee of the Board prior to their respective resignations.

In connection with the same transition, Peter Ondishin resigned as Chief Financial Officer and director of the Company, effective October 20, 2026.

None of the foregoing departures was the result of any dispute or disagreement with the Company, its management, the Board, or any committee of the Board on any matter relating to the operations, policies, or practices of the Company.

Appointment of New Directors and Officers

In connection with the planned leadership transition described above, on October 20, 2026, the Board appointed Roger L. Cloutier, Jimmy Vaiopoulos, Charles P. Garcia and Joseph Tonnos as directors of the Company, effective as of October 20, 2026. The Board also appointed Mr. Tonnos as Chief Financial Officer, succeeding Peter Ondishin. These appointments filled the four vacancies resulting from the planned resignations described above. Mr. Cloutier will serve as a Class I director and will serve until the Company’s first annual general meeting. Mr. Vaiopoulos will serve as a Class I director and will serve until the Company’s first annual general meeting. Mr. Tonnos will serve as a Class II director and will serve until the Company’s second annual general meeting. Mr. Garcia will serve as a Class III director and will serve until the Company’s third annual general meeting.

Lieutenant General (Ret.) Roger L. Cloutier Jr., 61, currently serves as a director of our Company. Since March 2026, Mr. Cloutier has served as Chief Business Officer of Nex42, a defense and dual-use business platform that connects advanced technologies with operational needs, contacts and market opportunities. In this role, he is responsible for developing business opportunities for Israeli companies seeking to do business in NATO countries, Europe and the United States. Since May 2026, Mr. Cloutier has served in an advisory capacity to Cortical Dynamics, a private Australia-based neurotechnology company that develops brain-monitoring technologies and AI-based applications, and Qtonic Quantum Corp, a private company focused on cyber risk and vulnerability intelligence, where he also serves as Founding Chair of the Allied Defense Council. Mr. Cloutier has also served in an advisory capacity to Clear Street LLC since April 2026. From November 2025 to January 2026, Mr. Cloutier served as a senior advisor to Cityblock Health, a healthcare provider, where he previously served as President of Markets from September 2022 to November 2025. From August 2020 to August 2022, Mr. Cloutier served as Commander of NATO Allied Land Command in Izmir, Turkey, where he was responsible for leading 500,000 soldiers across 71 allied and partner nations. Prior to that, Mr. Cloutier served as Commander of United States Army Africa/Southern European Task Force from August 2018 to August 2020. Mr. Cloutier retired from the United States Army at the rank of Lieutenant General following 34 years of service. His decorations include the Army Distinguished Service Medal, Defense Superior Service Medal, Legion of Merit, Bronze Star Medal and Purple Heart. Mr. Cloutier earned a Bachelor of Science in Political Science from the University of San Diego and a Master of Science in International Relations from Troy State University. We believe Mr. Cloutier is well qualified to serve as a member of our board of directors due to his extensive operational, risk management and leadership experience.

Jimmy Vaiopoulos, 38, currently serves as a director of our Company. From September 2024 to September 2025, Mr. Vaiopoulos served as the chairperson of the board of directors and the chair of the audit committee of Gryphon Digital Mining, Inc., a former Nasdaq-listed Bitcoin and AI compute operator. Since April 2021, Mr. Vaiopoulos has served as the CFO and Co-Founder of Stack Capital Group Inc., a TSX-listed issuer that invests in private late-stage technology companies. Previously, from June 2018 through April 2021, he was the CFO and Interim CEO of Hut 8 Corp., one of the earliest Bitcoin miners that transitioned to an energy and digital infrastructure company developing power assets supporting AI infrastructure and held a key role in its IPO (NASDAQ: HUT). Mr. Vaiopoulos earned an Honours Bachelor of Business Administration and a Bachelor of Engineering Science from Western University. He is a Chartered Professional Accountant through the Institute of Chartered Accountants of British Columbia. We believe Mr. Vaiopoulos is well qualified to serve as a member of our board of directors due to his extensive technology, board governance, and leadership experience.

Charles P. Garcia, 65, currently serves as a director of our Company. In February 2026, Mr. Garcia founded Capital Mischief LLC, an independent financial media and research company that publishes a Substack offering analyses of geopolitical events, commodity markets, and investment strategy. Since February 2021, Mr. Garcia has served as the Managing Partner of R360 Management Inc., a peer advisory and educational community for ultra-high-net-worth individuals and family offices. From January 2019 to January 2023, Mr. Garcia served as a member of the board of directors of 3DE by Junior Achievement, a non-profit organization focused on expanding economic opportunities for students. From January 2017 to January 2021, Mr. Garcia served as a member of the board of directors of the Girl Scouts of the United States of America, a national youth organization. From February 2006 to March 2012, Mr. Garcia served as a member of the board of directors, a member of the nominating/governance committee, and the financial expert of the audit committee of Winn-Dixie Stores, Inc., a parent company that operates a chain of regional food retail stores in the southeastern United States. Since March 2025, Mr. Garcia has served as the author of “Market Sense by Charlie Garcia,” a financial and geopolitical column addressing commodity markets, technology sector dynamics, and macroeconomic trends. Mr. Garcia earned a Bachelor of Science from the United States Air Force Academy, a Master of Public Administration from the University of Oklahoma, and a Juris Doctor from Columbia University School of Law. We believe Mr. Garcia is well qualified to serve as a member of our board of directors due to his extensive financial, board governance, and leadership experience.

The Board determined that each of Mr. Cloutier Jr., Mr. Vaiopoulos, and Mr. Garcia qualifies as an independent director for purposes of The Nasdaq Stock Market LLC listing rules, as well as applicable rules of the Securities and Exchange Commission. Mr. Cloutier Jr., Mr. Vaiopoulos and Mr. Garcia will serve on the Company’s Audit Committee and Compensation Committee. Mr. Vaiopoulos will serve as chair of the Audit Committee and as the Board’s audit committee financial expert, and Mr. Garcia will serve as chair of the Compensation Committee.

In connection with their appointments, each of Mr. Cloutier Jr., Mr. Vaiopoulos, Mr. Garcia, and Mr. Tonnos is expected to receive an indirect economic interest in the founder shares of the Company held by Praetorian Sponsor LLC, the Company’s sponsor (the “Sponsor”). As of the date of this Current Report, the compensation arrangements for the newly appointed directors and Chief Financial Officer have not been determined.

In addition, Mr. Cloutier Jr., Mr. Vaiopoulos, Mr. Garcia, and Mr. Tonnos will each enter into the Company’s standard form of indemnity agreement for directors.

There are no arrangements or understandings between Mr. Cloutier Jr., Mr. Vaiopoulos, or Mr. Garcia and any other person pursuant to which he was named a director of the Company. None of Mr. Cloutier Jr., Mr. Vaiopoulos, or Mr. Garcia have any family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. None of Mr. Cloutier Jr., Mr. Vaiopoulos, or Mr. Garcia have entered into any other material plan, contract, arrangement, or amendment in connection with his appointment to the Board.

None of Mr. Cloutier Jr., Mr. Vaiopoulos, or Mr. Garcia are parties to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Joseph Tonnos, 39, brings more than 15 years of experience in investment management, corporate finance, capital markets, and transaction structuring. Since October 2026, Mr. Tonnos has served as Managing Director, Direct Investments at the Di Rezze Family Office, a private investment management company and a sponsor of the Company. Mr. Tonnos has previously held leadership positions across six SPACs, all of which have completed business combinations. He served as Chief Financial and Investment Officer of Roth CH Acquisition Co. until its business combination with SharonAI Holdings Inc. (NASDAQ: SHAZ), in December 2025; Chief Investment Officer of Roth CH Acquisition V Co. until its merger with New Era Helium, Inc., n/k/a New Era Energy & Digital, Inc. (NASDAQ: NUAI) in December 2024; Chief Financial Officer of GSR II Meteora Acquisition Corp. until its business combination with Bitcoin Depot Inc. in June 2023; Senior Vice President of Haymaker Acquisition Corp. III until its business combination with biote Corp. (NASDAQ: BTMD) in May 2022; Senior Vice President of Haymaker Acquisition Corp. II until its business combination with Arko Corp. (Nasdaq: ARKO) in December 2020; and Senior Vice President of Haymaker Acquisition Corp. until its business combination with OneSpaWorld Holdings Ltd (NASDAQ: OSW) in March 2019.

From April 2023 until October 2026, he served as Managing Director at Roth Capital Partners, LLC, a privately held investment bank providing strategic and financial advisory services to growth companies and their investors. Mr. Tonnos also previously served as Co-President of Roth Principal Investments, LLC from August 2025 to October 2026 and as Portfolio Manager of RoHo Capital Opportunity Fund LLC from April 2026 to October 2026, both affiliates of Roth Capital Partners, LLC that provide capital and customized financing structures to a variety of businesses. From 2021 to 2023, Mr. Tonnos served as Principal and Associate Portfolio Manager at Meteora Capital, LLC, an investment adviser specializing in event-driven investments in equities and credit. From March 2021 to December 2021, he served as Associate Portfolio Manager at Glazer Capital, an event-driven investment management firm. From 2017 to 2021, Mr. Tonnos worked as a Principal at Mistral Equity Partners, a diversified investment firm focused on private equity and venture capital. Mr. Tonnos is also the Co-Founder of Ketch Ventures, an early-stage consumer investment syndicate. Mr. Tonnos’s experience spans sourcing, evaluating, executing, structuring, and monitoring public, private and venture capital investments. He has invested in and advised companies and shareholders on capital raising, mergers, acquisitions, divestitures, leveraged buyouts and capital structure alternatives. Mr. Tonnos earned a Bachelor of Science and Master of Business Administration from Niagara University. We believe Mr. Tonnos is well qualified to serve as our Chief Financial Officer and a director due to his extensive advisory, corporate governance, corporate finance, and leadership experience.

Mr. Tonnos currently serves as Managing Director, Direct Investments at the Di Rezze Family Office, as described above. Other than as disclosed herein, there are no arrangements or understandings between Mr. Tonnos and any other person pursuant to which he was appointed as Chief Financial Officer or director of the Company. There are no family relationships between Mr. Tonnos and any of the Company’s directors or executive officers. Mr. Tonnos has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosures

On October 26, 2026, Di Rezze Family Office issued a press release announcing the appointments described above. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Other Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAETORIAN ACQUISITION CORP.

	By:	/s/ Justin Di Rezze, M.D.
	Name:	Justin Di Rezze, M.D.
	Title:	Chief Executive Officer
Dated: October 26, 2026

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